                                                                          PAGE 1

                                    Delaware

                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE
OF "GREENVILLE TUBE COMPANY" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D.
2002, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF APRIL, A.D. 2003, AT
12:30 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF JUNE, A.D. 2003, AT
4:04 O'CLOCK P.M.

     CERTIFICATE OF DESIGNATION, FILED THE TWENTIETH DAY OF JUNE, A.D. 2003, AT
4:10 O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "GT ACQUISITION COMPANY"
TO "GREENVILLE TUBE COMPANY", FILED THE NINTH DAY OF JULY, A.D. 2003, AT 6:16
O'CLOCK P.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JANUARY, A.D. 2005, AT
6:02 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3596008 8100H   [SEAL]                 AUTHENTICATION: 4921668
060694594                                        DATE: 07-24-06

                                                                          PAGE 2

                                    Delaware

                                 The First State

     AFORESAID CORPORATION, "GREENVILLE TUBE COMPANY".

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3596008 8100H   [SEAL]                 AUTHENTICATION: 4921668
060694594                                        DATE: 07-24-06

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 11/26/2002
                                                          020732619 - 3596008

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GT ACQUISITION COMPANY

                                   ARTICLE ONE

     The name of the corporation is GT Acquisition Company.

                                   ARTICLE TWO

     The address of the registered office of the Corporation in the State of
Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle,
Zip Code 19801. The name of its registered agent at that address is The
Corporation Trust Company.

                                  ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware.

                                  ARTICLE FOUR

     The total number of shares of stock of all classes which the Corporation has authority to issue is 40,000 shares, consisting of: (a) 10,000 shares of
Preferred Stock, with a $0.01 par value per share (the "Preferred Stock") and
(b) 30,000 shares of common stock, with a $0.01 par value per share (the "Common
Stock").

     The designations, powers, preferences, qualifications, limitations, restrictions, and the special and relative rights of such shares are as follows:

     A. Series Preferred Stock.

          1. The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Preferred Stock, in one or more series, and, by the adoption of a resolution or resolutions providing for the issuance of such shares, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, qualifications, limitations, restrictions, and the special and relative rights of such shares. The authority of the Board of Directors with respect to each such series shall include to the full extent now or hereafter permitted by the
General Corporation Law of the State of Delaware, but shall not be limited to, the determination of the following:

               (a) The distinctive designation of each such series, the number of shares which shall constitute such series,

                                       -1-

which number may be increased (except where otherwise provided by the Board of
Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors, and the stated value, if any, of a share of such series.

               (b) The annual dividend rate, if any, for the shares of the series; the conditions and the times upon which such dividends shall be payable;
the relative rights and priority, if any, that any such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class; whether any dividends shall be cumulative or non-cumulative, and if cumulative, the date or dates from which dividends shall accumulate thereon; whether the Corporation shall be required to pay such dividends on specified dates, if the funds are legally available for the payment thereof, or whether the payment of such dividends shall be entirely at the discretion of the Board of Directors; and whether such dividends shall be payable in cash or by the issuance of Common Stock or Preferred Stock of the
Corporation or in other property;

               (c) Whether the shares shall be subject to redemption by the
Corporation, and, if so, the time, prices, and other terms and conditions on which such shares may be redeemed, including the date or dates upon or after which they shall be redeemable and the price that the holders thereof shall be entitled to receive upon redemption, which price, terms, and conditions may vary under different conditions and at different redemption dates;

               (d) Whether the shares shall be subject to the operation of a retirement or sinking fund for the redemption or repurchase of such shares, and if so, the extent to and the manner in which such funds shall be applied to the purchase or redemption of shares, or to other corporate purposes, and other terms and provisions relative to the operation thereof;

               (e) Whether the shares shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if so, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (f) Whether the shares shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions under which such voting rights may be exercised and the number of votes per share;

               (g) The amount, and the priority of the distribution thereof, that the holders of the shares shall be entitled to receive, and the rights of the shares in relation to the rights of shares in any other class or classes of stock or series thereof, or any other series of the same class in the

                                       -2-

event of voluntary or involuntary liquidation, dissolution, or winding up of the
Corporation;

               (h) Any other designations, powers, preferences, qualifications, limitations, restrictions, and special and relative rights of such shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

          2. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution to upon the distribution of the assets of the Corporation to such preferences as are provided in the resolution or resolutions creating such series of preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock.

          3. In case the stated dividends and the amounts payable on liquidation or dissolution or distribution of assets are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment of dividends, including accumulation, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

          4. The Preferred Stock purchased, redeemed, or converted pursuant to any of the provisions of the resolution of the Board of Directors creating each series, shall, at the discretion of the Board of Directors, be held in the treasury of the Corporation subject to reissuance, or shall, from time to time, in the discretion of the Board of Directors, upon the filing and recording of such certificate as may be in accordance with the General Corporation Law of the
State of Delaware, be returned to the status of authorized and unissued shares of Preferred stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

     B. Common Stock. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of the State of Delaware, the holders of shares of issued and outstanding Common Stock shall have and possess the exclusive right to notice of stockholders' meetings, and the exclusive power to vote, on the basis of one vote for each share of stock.

     C. Dividends and Distributions on Common Stock. Subject to any prior rights of any series of Preferred Stock from time to time issued and outstanding, the holders of Common Stock shall be entitled to receive per share of Common Stock such sums or other property as the Board of Directors may from time to time declare

                                       -3-

as dividends thereon, or authorize as Distributions thereon, out of any sums or other property available to be distributed as dividends or Distributions, and to receive any balance remaining in case of the dissolution, liquidation or winding up of this Corporation, pro-rata in proportion to the number of shares of Common
Stock.

                                  ARTICLE FIVE

     The name and mailing address of the incorporator is:

          James V. Stepleton
          c/o Husch & Eppenberger, LLC
          190 Carondelet Plaza, Suite 600
          St. Louis, Missouri 63105

                                   ARTICLE SIX

     The Corporation shall have perpetual existence.

                                  ARTICLE SEVEN

     The number of Directors of the Corporation shall be fixed by, or in the manner provided in the Bylaws of the Corporation. Elections of Directors need not be by written ballot, except and to the extent provided in the Bylaws of the
Corporation.

                                  ARTICLE EIGHT

     The Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation.

                                  ARTICLE NINE

     No member of the Board of Directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty to the Corporation or its stockholders as a director, provided, however, that this Article Nine shall not limit such liability of a member of the Board of Directors (i) for any breach of such member's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174, as amended, of the Delaware General Corporation
Law, or (iv) for any transaction from which the member derived an improper personal benefit.

                                   ARTICLE TEN

     The Corporation shall not be governed by Section 203 of the General
Corporation Law of the State of Delaware.

                                       -4-

     I, the undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, do make, file, and record this Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 25th day of
November, 2002.

                                           /s/ James V. Stepleton
                                           -------------------------------------
                                           James V. Stepleton, Incorporator

                                       -5-

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 04/04/2003
                                                          030225590 - 3596008

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             GT ACQUISITION COMPANY

     GT Acquisition Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Directors and
Stockholders on March 25, 2003 was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     WHEREAS, the Board of Directors has recommended to the stockholders of the corporation that the Certificate of Incorporation be amended;

          NOW THEREFORE, BE IT RESOLVED, that Article Four of the Corporation's
     Certificate of Incorporation be, and hereby is, amended to read as follows:

                                  ARTICLE FOUR

          The aggregate number and par value of shares that the Corporation shall have authority to issue shall be 560,000 shares, consisting of: (a)
     550,00 shares of common stock, with a $0.01 par value per share (the
     "Common Stock"), of which 500,000 shares shall be Series A Voting common stock, with a $0.01 par value per share (the "Series A Common Stock") and
     50,000 shares shall be Series B Non-Voting common stock, with a $0.01 par value per share (the "Series B Common Stock") and (b) 10,000 shares of
     Preferred Stock, with a $0.01 par value per share (the "Preferred Stock").

          The designations, powers, preferences, qualifications, limitations, restrictions, and the special and relative rights of such shares are as follows:

          A. Preferred Stock.

               1. The Board of Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Preferred Stock, in one or more series, and, by the adoption of a resolution or resolutions providing for the issuance of such shares, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, qualifications,

     limitations, restrictions, and the special and relative rights of such shares. The authority of the Board of Directors with respect to each such series shall include to the full extent now or hereafter permitted by The
     General Corporation Law of Delaware, but shall not be limited to, the determination of the following:

                    (a) The distinctive designation of each such series, the
     number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of
     Directors, and the stated value, if any, of a share of such series.

                    (b) The annual dividend rate, if any, for the shares of the series; the conditions and the times upon which such dividends shall be payable; the relative rights and priority, if any, that any such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class; whether any dividends shall be cumulative or non-cumulative, and if cumulative, the date or dates from which dividends shall accumulate thereon; whether the
     Corporation shall be required to pay such dividends on specified dates, if the funds are legally available for the payment thereof, or whether the payment of such dividends shall be entirely at the discretion of the Board of Directors; and whether such dividends shall be payable in cash or other assets, including capital stock of the Corporation.;

                    (c) Whether the shares shall be subject to redemption by the
     Corporation, and, if so, the time, prices, and other terms and conditions on which such shares may be redeemed, including the date or dates upon or after which they shall be redeemable and the price that the holders thereof shall be entitled to receive upon redemption, which price, terms, and conditions may vary under different conditions and at different redemption dates;

                    (d) Whether the shares shall be subject to the operation of a retirement or sinking fund for the redemption or repurchase of such shares, and if so, the extent to and the manner in which such funds shall be applied to the purchase or redemption of shares, or to other corporate purposes, and other terms and provisions relative to the operation thereof;

                    (e) Whether the shares shall be convertible into or
     exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if so, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                    (f) Whether the shares shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions under which such voting rights may be exercised and the number of votes per share;

                                        2

                    (g) The amount, and the priority of the distribution
     thereof, that the holders of the shares shall be entitled to receive, and the rights of the shares in relation to the rights of shares in any other class or classes of stock or series thereof, or any other series of the same class in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                    (h) Any other designations, powers, preferences,
     qualifications, limitations, restrictions, and special and relative rights of such shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of
     Incorporation.

               2. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as are provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock.

               3. In case the stated dividends and the amounts payable on liquidation or dissolution or distribution of assets are not paid in full, the shares of all series of Preferred Stock shall share ratably in the payment of dividends, including accumulation, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

               4. The Preferred Stock purchased, redeemed, or converted pursuant to any of the provisions of the resolution of the Board of Directors creating each series, shall, at the discretion of the Board of Directors, be held in the treasury of the Corporation subject to reissuance, or shall, from time to time, in the discretion of the Board of Directors, upon the filing and recording of such certificate as may be in accordance with The
     General Corporation Law of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

          B. Common Stock.

               1. In addition to the designations, powers, preferences,
     qualifications, limitations, restrictions, and special and relative rights, if any, of the Series A Common Stock and the Series B Common Stock
     hereafter set forth in these Articles of Incorporation, the Board of
     Directors of the Corporation is hereby expressly authorized to provide for the issuance of shares of Common Stock, in one or more series, by the adoption of a resolution or resolutions

                                        3

     providing for the issuance of such shares, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, qualifications, limitations, restrictions, and the special and relative rights of such shares. The authority of the Board of
     Directors with respect to each such series shall include to the full extent now or hereafter permitted by The General Corporation Law of Delaware, but shall not be limited to, the determination of the following:

                    (a) The distinctive designation of each such series, the
     number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of
     Directors, and the stated value, if any, of a share of such series.

                    (b) Whether the shares shall be subject to redemption by the
     Corporation, and, if so, the time, prices, and other terms and conditions on which such shares may be redeemed, including the date or dates upon or after which they shall be redeemable and the price that the holders thereof shall be entitled to receive upon redemption, which price, terms, and conditions may vary under different conditions and at different redemption dates;

                    (c) Whether the shares shall be subject to the operation of a retirement or sinking fund for the redemption or repurchase of such shares, and if so, the extent to and the manner in which such funds shall be applied to the purchase or redemption of shares, or to other corporate purposes, and other terms and provisions relative to the operation thereof;

                    (d) Whether the shares shall be convertible into or
     exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if so, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                    (e) Whether the shares shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions under which such voting rights may be exercised and the number of votes per share;

                    (f) Any other designations, powers, preferences,
     qualifications, limitations, restrictions, and special and relative rights of such shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of
     Incorporation.

               2. Subject to any prior rights of any series of Preferred Stock from time to time issued and outstanding, the holders of the Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time

                                        4

     declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends, and to receive any balance remaining in case of the dissolution, liquidation or winding up of this Corporation. Specifically, the shares of all series of Common Stock shall share ratably in any distribution of the assets of the Corporation.

               3. The shares of all series of Common Stock shall share ratably in the payment of dividends, whether in cash or other assets, including capital stock of the Corporation.

               4. The Common Stock purchased, redeemed, or converted pursuant to these Articles of Incorporation or any of the provisions of the resolution of the Board of Directors creating each series, shall, at the discretion of the Board of Directors, be held in the treasury of the Corporation subject to reissuance, or shall, from time to time, in the discretion of the Board of Directors, upon the filing and recording of such certificate as may be in accordance with The General Corporation Law of Delaware, be returned to the status of authorized and unissued shares of Common Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

               5. Except as otherwise provided in these Articles of
     Incorporation or by resolution or resolutions of the Board of Directors creating any series of Preferred Stock or Common Stock or by The General
     Corporation Law of Delaware, the holders of the Series A Common Stock issued and outstanding shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive power to vote, on the basis of one vote for each share of Series A Common Stock.

               6. Except as otherwise provided by The General Corporation Law of
     Delaware, while any shares of Series A Common Stock are issued and outstanding, the holders of the Series B Common Stock issued and outstanding shall not have any right to notice of shareholders' meetings or any power to vote with respect to the Series B Common Stock. If no shares of the Series A Common Stock are issued and outstanding, the holders of issued and outstanding shares of the Series B Common Stock shall have the right to notice of shareholders' meetings and the power to vote on the basis of one vote for each share of Series B Common Stock.

          BE IT FURTHER RESOLVED, that the Corporation shall file a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the aforesaid amendment to the
     Certificate of Incorporation of the Corporation.

                                        5

     IN WITNESS WHEREOF, GT Acquisition Company has caused this Certificate to be signed by its duly authorized officer, this 28th day of March, 2003.

                                                GT ACQUISITION COMPANY

                                                By: /s/ Stephen B. Broun
                                                    ----------------------------
                                                    Stephen B. Broun, President

                                        6

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 04:10 PM 06/20/2003
  FILED 04:04 PM 06/20/2003
SRV 030409940 - 3596008 FILE

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             GT ACQUISITION COMPANY

     GT Acquisition Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Directors and
Stockholder on June 16, 2003 was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

               NOW THEREFORE, BE IT RESOLVED, that the first paragraph of
          Article Four of the Corporation's Certificate of Incorporation be, and
          hereby is, amended to read as follows:

                    The aggregate number and par value of shares that the
               Corporation shall have authority to issue shall be 610,000 shares, consisting of: (a) 600,000 shares of common stock, with a
               $0.01 par value per share (the "Common Stock"), of which 500,000 shares shall be Series A Voting common stock, with a $0.01 par value per share (the "Series A Common Stock") and 100,000 shares shall be Series B Non-Voting common stock, with a $0.01 par value per share (the "Series B Common Stock") and (b) 10,000 shares of
               Preferred Stock, with a $0.01 par value per share (the "Preferred
               Stock").

               BE IT FURTHER RESOLVED, that the Corporation shall file a
          Certificate of Amendment of Certificate of Incorporation with the
          Secretary of State of the State of Delaware setting forth the aforesaid amendment to the Certificate of Incorporation of the
          Corporation.

     IN WITNESS WHEREOF, GT Acquisition Company has caused this Certificate to be signed by its duly authorized officer, this 16th day of June, 2003.

                                     GT ACQUISITION COMPANY

                                     By: /s/ Stephen B. Broun
                                         ---------------------------------------
                                         Stephen B. Broun, President

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 04:10 PM 06/20/2003
  FILED 04:10 PM 06/20/2003
SRV 030409946 - 3596008 FILE

                           CERTIFICATE OF DESIGNATION
                 SETTING FORTH "RESOLUTION DESIGNATING SERIES A
                     REDEEMABLE PREFERRED SHARES AND FIXING
                         PREFERENCES AND RIGHTS THEREOF"
                      ADOPTED BY THE BOARD OF DIRECTORS OF
                             GT ACQUISITION COMPANY

                Pursuant to the Provisions of Section 151 of the
                      General Corporation Law of the State
                            of Delaware, as amended,

     I, the undersigned, President of GT Acquisition Company, a Delaware corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

     FIRST: that under the provisions of Article Four of the Certificate of
Incorporation of the Corporation, the total number of shares of all classes of capital stock which the Corporation may issue is 610,000 shares, of which (i)
600,000 shall be shares of common stock, par value $.01 per share (the "Common
Stock"), 500,000 of which have been designated as Series A Voting Common Stock
(the "Series A Common Stock") and 100,000 of which have been designated as
Series B Non-Voting Common Stock (the "Series B Common Stock"), and (ii) 10,000
shall be preferred stock (the "Preferred Stock"), and under the Articles of
Incorporation of the Corporation, the shares of Preferred Stock and shares of
Common Stock are authorized to be issued by the Board of Directors in one or more series and the Board of Directors is expressly authorized to determine in the Resolution, the designations, powers, rights, preferences and qualifications, limitations or restrictions of each series, not fixed and determined by the Certificate of Incorporation.

     SECOND: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Four of the Certificate of Incorporation,
and in accordance with the provisions of Section 151 of the General Corporation
Law of the State of Delaware, as amended, adopted on June 16, 2003, the following resolution creating a series of Preferred Stock designated as "Series
A Redeemable Preferred Stock", which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof:

                    "RESOLUTION OF THE BOARD OF DIRECTORS OF

                   GT ACQUISITION COMPANY DESIGNATING SERIES A

      REDEEMABLE PREFERRED STOCK AND FIXING PREFERENCES AND RIGHTS THEREOF"

     BE IT RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of GT Acquisition Company, hereinafter called the
"Corporation", by the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation hereby fixes the designation, voting powers, rights on liquidation or dissolution and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights; and
the qualifications, limitations or restrictions thereof set forth in the
Articles of Incorporation which are applicable to the Series A Redeemable
Preferred Stock) as follows:

     1. Number of Shares, Designation and Ranking. This series of preferred stock shall be designated as Series A Redeemable Preferred Stock and the number of shares which shall constitute such series shall not be more than 2,500 shares, par value $.01 per share, which number may be decreased (but not below the aggregate number thereof then outstanding and/or which have been reserved for issuance) from time to time by the Board of Directors and is hereafter in this resolution called the "Series A Preferred Stock".

     2. Dividends. Holders of issued and outstanding shares of Series A
Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of
Directors and shall be cumulative. Except for required repurchases of Common
Stock pursuant to a contract to which the Corporation is a party, no dividends or Distributions (other than those payable solely in the Common Stock of the
Corporation) shall be paid on any Junior Security of the Corporation until in the same amount per share of issued and outstanding Series A Preferred Stock have been declared and paid and all other accumulated but unpaid dividends on the Series A Preferred Stock have been paid. Dividends shall be paid by mailing the Corporation's check in the proper amount to each holder (or the designee of such holder) of record of shares of Series A Preferred Stock at such holder's address (or designee's address) as it appears on the Corporation's register at least three days prior to the date established by the Board of Directors for

                                        2

payment of each dividend or by transferring funds to such holder (or designee)
by wire transfer or otherwise pursuant to such holder's written instructions to the Corporation so as to be received by such holder (or designee) on the due date of such dividend.

     3. Liquidation. Upon any liquidation, dissolution, or winding up of the
Corporation, whether voluntary or involuntary, the holders of the Series A
Preferred Stock shall be entitled, before any Distribution is made upon any
Junior Securities of the Corporation, to be paid out of the assets of the
Corporation available for distribution to its shareholders (whether from capital, surplus, or earnings), an amount in cash equal to the aggregate
Liquidation Value of all shares of Series A Preferred Shares outstanding, and upon receipt of such payment the holders of shares of the Series A Preferred
Stock shall not be entitled to any further payment. Upon any such liquidation, dissolution, or winding up of the Corporation, after the holders of shares of
Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Securities of the Corporation. Written notice of such liquidation, dissolution, or winding up, stating a payment date, the amount of the payment, and the place where the amounts distributable shall be payable, shall be mailed by the Corporation by certified or registered mail, return receipt requested, not less than ten (10) days prior to the payment date stated
therein, to each record holder of any shares of Series A Preferred Stock at the address of such record holder shown on the Corporation's records. Neither the consolidation or merger of the Corporation into or with any other corporation, other entity, corporations, or other entities, nor the sale or other disposition by the Corporation of less than substantially all of its operating assets, or a mortgage or pledge of all or any part of the Corporation's assets, nor any reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of any provision of this paragraph 3.

     4. Scheduled Redemptions.

          4A. Mandatory Redemptions. The Corporation shall, to the extent permitted by law and in the manner set forth herein, purchase and redeem from the holders thereof all shares of Series A Preferred Stock at the Liquidation
Value thereof on June 30, 2008.

          4B. Rights After Redemption Date. Upon payment of the full Liquidation
Value of any shares of Series A Preferred Share on any Series A Redemption Date,
or upon deposit of the Liquidation Value thereof as

                                        3

described in paragraph 4D of this Certificate, such shares of Series A Preferred
Stock shall cease to be entitled to any dividends declared by the Corporation's
Board of Directors after its Series A Redemption Date, and on such Series A
Redemption Date all rights of the holder of such shares of Series Preferred
Stock as a shareholder of the Corporation by reason of the ownership of such share shall cease, except the right to receive the Liquidation Value of such share of Series A Preferred Stock upon presentation and surrender of the certificate representing such share of Series A Preferred Stock, and such share of Series A Preferred Stock after such Redemption Date shall be deemed not to be outstanding. If the Corporation fails to pay the full liquidation Value of any share of Series A Preferred Stock on its Series A Redemption Date, then such share shall remain outstanding until the Liquidation Value thereof shall have been paid in full.

          4C. Form of Payment. Payment for any and all shares of Series
A Preferred Stock redeemed by the Corporation pursuant to this paragraph 4 shall be paid by the Corporation's check in the proper amount mailed to each appropriate holder, or by wire transfer if the holder thereof has previously given written wire transfer instructions to the Corporation, on the later of (i)
the second business day immediately preceding the Series A Redemption Date if payment is by the Corporation's check, or on the Series A Redemption Date if
Payment is by wire transfer, or (ii) the Corporation's receipt from such holder of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed, duly endorsed for transfer.

          4D. Deposit of Redemption Price. If on or before the Series A
Redemption Date of any share of Series Preferred Stock, the Corporation shall deposit the amount of the liquidation Value thereof as of such Series A
Redemption Date with Commerce Bank of St Louis or its successor and assign, in trust for the benefit of the holder of such share of Series A Preferred Stock, such share shall be deemed to have been redeemed on the Series A Redemption Date therefor, whether or not the certificate for such share of Series A Preferred
Stock shall be surrendered and canceled.

          4E. Insufficiency of Legally Available Funds. If any portion of the redemption price of any of the shares of Series A Preferred Stock is not paid as a result of any insufficiency of legally available funds or otherwise, such portion shall remain an obligation of the Corporation and shall become due and payable, in cash or immediately available funds, as soon as there are funds legally available therefor, together with interest thereon computed at the from time to time publicly announced price or base rate of Commerce Bank of St Louis or its successors and assigns.

                                        4

     5. Optional Redemptions.

          5A. Redemption at Option of Holder. The Corporation shall, to the extent permitted by law and from funds legally available therefor, redeem 100%
of the issued and outstanding shares of Series A Preferred Stock for the
Liquidation Value thereof on the fifteenth day following receipt from the holders of a majority of the issued and outstanding shares of Series A Preferred
Stock of a notice requiring redemption because of (i) the occurrence of an
"Event of Default" under and as defined in that certain Subscription and
Shareholders' Agreement among the Corporation and the Shareholders named therein pursuant to which shares of the Series A Preferred Stock were issued (the
"Subscription Agreement"), or (ii) the Corporation's filing of a registration statement (other than a registration statement on Form S-8) with the Securities and Exchange Commission under the Securities Act of 1933 for itself or on behalf of any of its stockholders to register the offer and sale of any class or kind of security of the Corporation.

          5B. Redemption at Option of Corporation. The Corporation, at its sole election may, to the extent permitted by law and from funds legally available therefor, redeem from time to time all or part of the shares of Series A
Preferred Stock at the Liquidation Value thereof (such redemption to be as nearly as possible prorata if there is then more than one holder of Shares of
Series A Preferred Stock); provided, that any such partial redemption shall be for a minimum of the lesser of 500 shares or all remaining issued and outstanding shares.

          5C. Procedure. The provisions of subparagraphs 4B through 4E above shall apply with respect to redemptions under this paragraph 5.

     6. No Other Issuance. Any shares of Series A Preferred Stock redeemed by the Corporation pursuant to paragraph 4 or 5 or otherwise acquired by the
Corporation in any manner whatsoever, shall be canceled and shall not under any circumstances be reissued, sold, or transferred by the Corporation. The
Corporation shall issue shares of Series A Preferred Stock only in accordance with the terms of the Subscription Agreement

     7. Voting Rights. Tie Series A Preferred Stock shall not have any voting rights other than those voting rights required under the General Corporation Law of Delaware, provided that the affirmative vote of all issued and outstanding shares of Series A Preferred Stock shall be required to amend, alter, or repeal any provision of these designations.

                                        5

     8. No Parity or Priority Stock. So long as any shares of Series A Preferred
Stock shall be outstanding, the Corporation shall not create or issue any class, series, or kind of security ranking as to redemption or liquidation preference on a parity with or prior to the Series A Preferred Stock, or ranking as to dividends on a parity with or prior to the Series A Preferred Stock.

     9. Closing of Books, Except as provided in the Subscription Agreement, the
Corporation will not close its books against the transfer of any shares of
Series A Preferred Stock.

     10. Registration of Transfer. The Corporation shall keep at its principal office in the State of Pennsylvania (or at such other place as the Corporation reasonably designates) a register for the registration of the shares of Series A
Preferred Stock. Upon the surrender of any certificate representing shares of
Series A Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A
Preferred Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

     11. Replacement.

          11 A. Lost or Destroyed Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (for persons who purchased the shares of Series A Preferred Stock originally from the Corporation, an affidavit of the registered holder, without bond, shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon recent of indemnity reasonably satisfactory to the
Corporation, or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented

                                        6

by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, on which dividends shall be calculated cumulatively on a daily basis from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate at the rate and in the manner applicable to such certificate.

          11 B. Effect of Replacement. The term "outstanding" when used herein with reference to shares of Series A Preferred Stock as of any particular time shall not include any shares of Series A Preferred Stock represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with paragraph 10 or paragraph 11 A, but shall include only those shares of Series A Preferred Stock represented by such new certificate.

     12. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

          (i) "Business Day" means any day which is not a Saturday or a Sunday or a day on which banks are permitted to close in St. Louis, Missouri.

          (ii) "Common Stock" means the Corporation's common stock, par value
$.01 per share.

          (iii) "Corporation" means GT Acquisition Company, a Missouri corporation.

          (iv) "Distribution" means the transfer of cash or property without fair consideration to any holder of equity securities of the Corporation, whether by way of dividend or otherwise, payable other than in common stock, or the purchase or redemption of shares of the Corporation (other than the Series A
Preferred Stock and other than as permitted by the terms of the Subscription
Agreement) for cash or property, including any such transfer, purchase, or redemption by a subsidiary of the Corporation.

          (v) "Junior Security" means any equity security of any kind (other than the Series A Preferred Stock) that the Corporation shall at any time issue or be authorized to issue, including the Common Stock.

                                        7

          (vi) "Liquidation Value" of any share of Series A Preferred Stock as of any particular date shall be equal to the sum of the Stated Value thereof, plus an amount equal to any accumulated unpaid dividends on such share of Series
A Preferred Stock.

          (vii) "Person" includes an individual, a partnership, a corporation, limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

          (viii) "Series A Redemption Date" means any date on which any shares of Series A Preferred Stock are required to be redeemed by the Corporation.

          (ix) "Stated Value" or "stated value" of any share of Series A
Preferred Stock means $1,000.00.

                         *** Signature Page follows ***

                                        8

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designation to be duly executed by its President and Chief Executive Officer this 16th day of June, 2003.

                                         GT ACQUISITION COMPANY

                                         By: /s/ Stephen B. Broun
                                             -----------------------------------
                                             Name: Stephen B. Broun
                                             Title: President

                                        9

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 07:21 PM 07/09/2003
  FILED 06:16 PM 07/09/2003
SRV 030452446 - 3596008 FILE

                           CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                             GT ACQUISITION COMPANY

     GT Acquisition Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Directors and
Stockholders on June 30, 2003 was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

               NOW THEREFORE, BE IT RESOLVED, that Article One of the
          Corporation's Certificate of Incorporation be, and hereby is, amended to read as follows:

                    The name of the corporation is Greenville Tube Company.

               BE IT FURTHER RESOLVED, that the Corporation shall file a
          Certificate of Amendment of Certificate of Incorporation with the
          Secretary of State of the State of Delaware setting forth the aforesaid amendment to the Certificate of Incorporation of the
          Corporation.

     IN WITNESS WHEREOF, GT Acquisition Company has caused this Certificate to be signed by its duly authorized officer, this 30th day of June, 2003.

                                         GT ACQUISITION COMPANY

                                         By: /s/ Stephen B. Broun
                                             -----------------------------------
                                             Stephen B. Broun, President

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:40 PM 01/12/2005
                                                     FILED 06:02 PM 01/12/2005
                                                   SRV 050029521 - 3596008 FILE

                            CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                             GREENVILLE TUBE COMPANY

     Greenville Tube Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Directors and
Stockholders on January 7, 2005 was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State
of Delaware:

               NOW THEREFORE, BE IT RESOLVED, that the first paragraph of
          Article Four of the Corporation's Certificate of Incorporation be, and
          hereby is, amended to read as follows:

                    The aggregate number and par value of shares that the
               Corporation shall have authority to issue shall be 710,000 shares, consisting of: (a) 700,000 shares of common stock, with a
               $0.01 par value per share (the "Common Stock"), of which 500,000 shares shall be Series A Voting common stock, with a $0.01 par value per share (the "Series A Common Stock") and 200,000 shares shall be Series B Non-Voting common stock, with a $0.01 par value per share (the "Series B Common Stock") and (b) 10,000 shares of
               Preferred Stock, with a $0.01 par value per share (the "Preferred
               Stock").

     IN WITNESS WHEREOF, Greenville Tube Company has caused this Certificate to be signed by its duly authorized officer, this 7th day of January, 2005.

                                                GREENVILLE TUBE COMPANY

                                                By: /s/ Charles E. Downs
                                                    ----------------------------
                                                    Charles E. Downs, President